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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 July 17, 1996

                       Roberts Pharmaceutical Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

           New Jersey                1-10432                 22-2429994
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       (State or other             (Commission             (IRS Employer
       jurisdiction                File Number)            Identification
       of incorporation)                                   Number)



                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
                          ---------------------------
          (Address of principal executive office, including zip code)


      Registrant's telephone number, including area code: (908) 389-1182


        (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.
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     Roberts Pharmaceutical Corporation (the "Company") has announced that it has completed private placements of $105 million of 5% Convertible Preferred Stock, $.10 par value (the "5% Preferred Stock"), and $9.9 million of Common Stock, $.01 par value (the "Common Stock"). A description of each of the private placement transactions (the "Private Placements") is set forth below.

PREFERRED STOCK PLACEMENT

     Pursuant to the terms of the several Preferred Stock Investment Agreements, each dated as of August 29, 1996 (collectively, the "Preferred Stock Agreement"), the Company issued and sold in a private placement to certain accredited investors for $25.00 per share an aggregate of 4,200,000 restricted shares of a newly-established series of preferred stock, designated as 5% Convertible Preferred Stock, resulting in gross aggregate proceeds to the Company of $105 million (the "Preferred Stock Placement"). Prior to this issuance, the Company had no shares of preferred stock outstanding.

     Each share of 5% Preferred Stock is entitled to receive dividends, payable quarterly, at the rate of 5% per annum in preference to any payment made on any other shares of capital stock of the Company. Any dividend payable commencing more than 90 days after the date of issuance of the 5% Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) upon proper notice, in additional shares of 5% Preferred Stock, valued at $25 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Securities Act").
Each share of 5% Preferred Stock is also entitled to a liquidation preference of $25.00 per share, plus any accrued but unpaid dividends (the "Liquidation Preference"), in preference to any other class or series of capital stock of the Company. A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company may, at the option of the holders of the 5% Preferred Stock, be deemed a liquidation and dissolution of the Company. Except as otherwise provided by applicable law, holders of shares of 5% Preferred Stock have no voting rights.

     At any time after the earlier of (i) the date at which a registration statement registering the shares issuable upon the conversion of the 5% Preferred Stock under the Securities Act is declared effective and shareholder approval of a proposal to approve the issuance of the full number of shares of Common Stock to which holders of the 5% Preferred Stock are entitled upon the conversion of the 5% Preferred Stock (the "Proposal") has been obtained, or (ii) the close of business on the 91st day following the original issuance of the 5% Preferred Stock (November 28, 1996), each share of 5% Preferred Stock shall be convertible, at the option of the holder

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thereof, into shares of Common Stock.  The number of shares of Common Stock issuable upon conversion of the 5% Preferred Stock will equal the Liquidation Preference of the shares being converted divided by the then-effective "Conversion Price" applicable to the Common Stock. The Conversion Price, as of any date, shall be 90% of the lowest trade price of the Common Stock as reported by the Nasdaq National Market during a specified period of trading days (the "Measurement Period") immediately preceding such date. For the first 120 days following the original issuance of the 5% Preferred Stock, the Measurement Period is 5 trading days. The Measurement Period increases by one trading day for each 30 day period thereafter, up to a maximum of 13 trading days. The Conversion Price may not be greater than 115% of the average of the means between the closing bid and ask prices (as reported by the Nasdaq National Market) for each trading day during the 90 day period following the date of the original issuance of the 5% Preferred Stock (the "Conversion Cap"). The Conversion Price is at all times also subject to customary adjustments for events such as stock splits, stock dividends, consolidations and reclassifications affecting the Common Stock.

     The Company at its option may cause all outstanding shares of the 5% Preferred Stock to be converted into Common Stock at any time beginning on August 29, 1997 at a Conversion Price determined in accordance with the provisions described above; however, the Company may not exercise its right of conversion unless (i) the closing price of the Common Stock as reported by the Nasdaq National Market (or such other principal market on which the Common Stock is then traded) for the 20 consecutive trading days prior to the date the notice of conversion is mailed has not on any day been less than 120% of the Conversion Cap, and (ii) the shares issuable upon conversion of the 5% Preferred Stock are registered for resale under the Securities Act under a registration statement which became effective not more than 90 days after the date of issuance of the 5% Preferred Stock, and a current prospectus is available for delivery on the date of conversion.

     On August 29, 1998, all then outstanding shares of 5% Preferred Stock will be automatically converted into Common Stock at the Conversion Price then in effect.

     The rules of the National Association of Securities Dealers, Inc. ("NASD") provide that shareholder approval must be obtained in connection with a transaction other than a public offering involving the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock (the "NASD Rule"). The number of shares of Common Stock issuable upon conversion of the Preferred Stock depends on the Conversion Price in effect at the time of the conversion. As a result, it is not possible to determine at this time the number of shares of Common Stock issuable upon conversion of the 5% Preferred Stock. The Company has agreed to use its best efforts to hold a shareholders meeting to obtain any shareholder approval required to allow the full issuance of Common Stock

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upon conversion of the 5% Preferred Stock.  The Company intends to hold a special meeting (the "Special Meeting") of its shareholders in the near term at which shareholders will be asked to vote on a proposal to approve the issuance to the holders of the 5% Preferred Stock of the full number of shares of Common Stock to which such holders are entitled upon conversion (the "Proposal") and a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation which would increase the number of authorized shares of Common Stock. Unless shareholder approval of the Proposal is obtained, the Company will only be permitted to issue up to approximately 3,117,529 shares of Common Stock upon conversion of the 5% Preferred Stock and the exercise of warrants issued in connection with the Private Placements.

     If further issuances of shares of Common Stock upon conversion of the 5% Preferred Stock or exercise of warrants issued in connection with the Private Placements would constitute a breach of the Company's obligations under any applicable agreements with the NASD or the Nasdaq National Market, or the rules of such organizations, then for so long as such limitation shall continue to be applicable and any shares of 5% Preferred Stock are submitted for conversion, the Company, subject to its obligation to make "Special Redemptions" as described below, will be obliged to redeem any shares of 5% Preferred Stock that are submitted for conversion at a price equal to the greater of 111.11% of the Liquidation Preference of such shares or the current value of the Common Stock to which holders of such shares would otherwise be entitled to receive upon conversion. Each redemption of 5% Preferred Stock, other than a "Special Redemption" as described below, must be made no later than two business days following the surrender of certificates representing the shares being converted. Any delay in the payment of the redemption amount will cause the redemption amount to accrue interest at the rate of one-tenth of one percent (0.1%) per day until paid.

     If shareholder approval of the Proposal is not obtained by November 27, 1996, the Company will be required to redeem (a "Special Redemption") at a "Special Redemption Price" equal to 111.11% of the Liquidation Preference of the shares being redeemed, a number of shares of 5% Preferred Stock determined by dividing $75,000,000 (plus any earnings accumulated thereon from August 29, 1996 until the date of redemption) divided by the Special Redemption Price. The Special Redemption of 5% Preferred Stock must be completed on November 28, 1996. Any delay in the payment of the redemption amount will cause the redemption amount to accrue interest at the rate of one-tenth of one percent (0.1%) per day until paid. Pursuant to the terms of the Preferred Stock Agreement, the Company has deposited $75 million (the "Redemption Funds") in a special redemption account (the "Redemption Account") with Merrill Lynch Trust Company, as redemption agent (the "Redemption Agent"), under instructions requiring the Redemption Agent to use the Redemption Funds to pay the Special Redemption Price if the Company's shareholders have not approved the issuance to the holders of the 5% Preferred Stock of the full number of shares of Common Stock to which such holders are entitled upon conversion by November 27, 1996. The Company has granted a security interest in the

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Redemption Funds to the Preferred Stock Investors to secure its obligation to pay the Special Redemption Price.

     Five Directors of the Company have agreed to vote all shares of Common Stock owned by them in favor of the Proposal and the proposal to increase the number of authorized shares of Common Stock, and each of such Directors has granted a proxy authorizing the purchasers of the 5% Preferred Stock to vote such Director's shares in the event that the Director is not present at the Special Meeting or has not previously submitted a written proxy approving such proposals. Such Directors collectively owned shares representing approximately 9% of the Company's outstanding Common Stock as of September 12, 1996.

     Yamanouchi Pharmaceutical Corp., the parent company of Yamanouchi Group Holdings, Inc. which owned 5,048,500 shares of Common Stock as of September 12, 1996 (representing approximately 26.3% of the Company's outstanding Common Stock as of such date), has indicated in writing to the Company that all of such shares will be voted in favor of the Proposal.

     The Company has agreed to register the shares of Common Stock issuable upon conversion of the 5% Preferred Stock for resale under the Securities Act no later than 90 days after original issuance. Any delay in such registration will require that the Company pay to each purchaser of the 5% Preferred Stock, in cash, 3% of the total purchase price of the Convertible Preferred Stock for each 30-day period of the delay (pro rated for any shorter period). In addition, any suspension of the effectiveness of the registration statement during 1996 or 1997 will require that the Company pay a similar 3% penalty to the purchasers of the 5% Preferred Stock who continue to hold such shares (or the shares of Common Stock issued upon conversion of the 5% Preferred Stock) for each 30 days of suspension (pro rated for any shorter period); provided, however, that no such penalty will be imposed in 1997 unless the aggregate period of suspensions in such year exceeds 30 days.

     Each purchaser of the 5% Preferred Stock has agreed that following the conversion of the 5% Preferred Stock into Common Stock, such purchaser will not on any trading day offer or sell publicly on a net basis more than the greatest of (i) 20% of the average trading volume for the Common Stock for the five consecutive trading days immediately preceding such date as reported by the Nasdaq National Market, (ii) 20,000 shares, and (iii) 10% of the trading volume for the Common Stock on such date.

     The Company has agreed that except in a business combination, or under existing employee stock incentive or purchase plans, the Company will not effect any public sale or distribution of Common Stock or any securities exercisable for or convertible into Common Stock during the 14 days prior to, and during the 90 days immediately following the effective date of the registration statement filed on behalf of the purchasers of the 5% Preferred Stock under the

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Securities Act; provided, however, that the Company may effect such public sale or distribution during the 90 days immediately following the effective date of such registration statement if such sale or distribution of securities is at a price equal to or greater than 120% of the Conversion Cap.

COMMON STOCK PLACEMENT

     Pursuant to the terms of the several Stock Purchase Agreements, each dated as of July 17, 1996 (collectively, the "Common Stock Agreement"), the Company issued and sold in a private placement to certain investment funds 600,000 shares of restricted Common Stock at an issue price of $16.65 per share (the "Common Stock Purchase Price") resulting in aggregate gross proceeds to the Company of $9,990,000 (the "Common Stock Placement"). The last reported sales price of the Common Stock on the Nasdaq National Market on July 17, 1996 was $16.75 per share.

     Subject to certain exceptions, if, during the six-month period following the closing of such transaction, the Company sells any shares of Common Stock for an issue price lower than the Common Stock Purchase Price, the purchase price per share of such Common Stock shall be adjusted downward to equal such lower issue price. Any such adjustment would be effected by issuing additional shares of Common Stock to the holders who purchased in the Common Stock Placement. No adjustment will be required in the event of sales of shares of Common Stock by the Company (i) upon the conversion or exercise of any convertible securities, options or warrants outstanding on the date of the Common Stock Agreement, (ii) pursuant to the provisions of certain shareholder approved employee benefit or incentive plans, (iii) to an entity which is a strategic investor in the Company or an investor which is in a related industry, as opposed to a financial investor, (iv) to the owners of another entity acquired by the Company or (v) upon the conversion of the 5% Preferred Stock or issuance of 5% Preferred Stock upon the exercise of warrants issued in connection with the Preferred Stock Placement. As of the date of this Report, no adjustment has been made in the Common Stock Purchase Price. Whether or not any adjustment will be necessary in the future will depend upon factors which cannot be predicted by the Company at this time including, among others, the future market price of the Common Stock.

     The Company has agreed to register the shares of Common Stock issued pursuant to the Common Stock Agreement (including any shares issued upon any future adjustment in the Common Stock Purchase Price) for resale under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause such registration to become effective no later than November 20, 1996.

     The placement agent for the Private Placements described above was Cappello & Laffer Capital Corp. (the "Placement Agent"). In consideration for placing such securities, the Placement Agent received aggregate cash compensation of 5% of the gross proceeds received by

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the Company and the reimbursement of certain expenses.  Further, the Company also issued to the Placement Agent warrants to acquire an aggregate of 15,000 shares of Common Stock for a purchase price of $16.65 per share (the "Common Stock Warrants") which expire in July 1999 and warrants to acquire 420,000 shares of 5% Preferred Stock for a purchase price of $25.00 per share (the "Preferred Stock Warrants") which expire in August 1998. The Company is obliged to register the shares of Common Stock issuable upon exercise of the Common Stock Warrants and upon conversion of the 5% Preferred Stock issuable upon exercise of the Preferred Stock Warrants for resale under the Securities Act.

     The Company estimates that the aggregate net proceeds received by it from the issuance of shares of Common Stock and 5% Preferred Stock in the Private Placements was approximately $108 million (after cash fees to the Placement Agent and estimated transaction expenses). Assuming shareholder approval of the Proposal is obtained, the Company intends to use such funds primarily for potential acquisitions of new products; continued development of existing pipeline products; repayment of debt incurred in connection with prior product acquisitions and capital expenditures. As of the date of this Report, the Company has no agreement regarding any product acquisition and there can be no assurance that any such opportunity will be identified or realized.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Roberts Pharmaceutical Corporation
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                                 (Registrant)



                                  By: /s/ Anthony A. Rascio
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                                  Anthony A. Rascio
                                  Vice President


Date:  September 13, 1996

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